UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Benessere Capital Acquisition Corp.

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Benessere Capital Acquisition Corp. Announces Adjournment of the Special Meeting of Stockholders for Approving an Extension of the Deadline to Consummate its Initial Business Combination

NEW YORK, July 7, 2022 /PRNewswire/ — Benessere Capital Acquisition Corp. (Nasdaq: BENE, BENEU, BENEW, and BENER) (“Benessere” or the “Company”) today announced the Company has determined to adjourn the special stockholders’ meeting (the “Special Meeting”) for the consideration of extending the date by which the Company must consummate a business combination from July 7, 2022 to January 7, 2023, or such earlier date as determined by the Company’s board of directors (the “Extended Date”) (the “Proposed Extension”) to 5 p.m., Eastern Time, on July 8, 2022.

The board of directors has determined to adjourn the special meeting of its stockholders until July 8, 2022 to allow for additional time for its inspector of election to certify all votes received. During the adjournment, polls will be closed to stockholders. No new votes will be accepted. Stockholders who have already voted will be permitted to add additional information to their proxies such as medallion guarantees that might permit their existing proxies to be certified by the Company’s inspector of election.

If stockholders have any questions or need assistance please call the Company’s proxy solicitor, Advantage Proxy, at 1-877-870-8565 (toll free) or by email at ksmith@advantageproxy.com.

In connection with the adjourned date, the Company has extended the deadline for holders of the Company’s Class A common stock issued in the Company’s initial public offering to submit their shares for redemption in connection with the Proposed Extension to 5:00 p.m. Eastern Time on Thursday, July 14, 2022. Shareholders who wish to withdraw their previously submitted redemption request may do so prior to the rescheduled meeting by requesting that the transfer agent return such shares.

If the Extension is implemented, the Company’s sponsor will contribute to the Company’s trust account an aggregate amount equal to $0.033 per share of Class A common stock issued in the Company’s initial public offering that is not redeemed in connection with the stockholder vote to approve the Extension Amendment, for each calendar month (commencing on July 7, 2022 and on the 7th day of each subsequent month) until the Extended Date, or portion thereof. Such contributions will be made as a loan that will not accrue interest and will be repayable to the sponsor or its designee upon the consummation of an initial business combination. The Contribution will increase the pro rata portion of the funds available in the Company’s trust account in the event of the consummation of an initial business combination or liquidation from approximately $10.35 per share to up to approximately $10.55 per share.

About Benessere

Benessere is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Benessere’s strategy is to identify and complete business combinations with technology-focused middle market and emerging growth companies in North, Central and South America. For more information, please visit www.benespac.com.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to Benessere’s shareholder approval of the Extension, Benessere’s inability to complete an initial business combination within the required time period or, and other risks and uncertainties indicated from time to time in filings with the SEC, including Benessere’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors” and other documents Benessere has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Benessere expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Benessere’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Additional Information and Where to Find It

Benessere urges investors, stockholders and other interested persons to read the definitive proxy statement filed with the SEC on July 7, 2022 (the “Extension Proxy Statement”), as well as other documents filed by Benessere with the Securities and Exchange Commission (the “SEC”), because these documents will contain important information about Benessere and the Extension. When available, stockholders may obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: info@benespac.com.

Participants in Solicitation

Benessere and its directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies of Benessere stockholders in connection with the Proposed Extension. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Benessere’s directors and officers in the Extension Proxy Statement, which, when available, may be obtained free of charge from the sources indicated above.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Extension and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Benessere, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.